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                                                                   EXHIBIT 10.11


                    PLEDGE OF DISPUTED PARTNERSHIP INTERESTS


                 This PLEDGE OF DISPUTED PARTNERSHIP INTERESTS (this "Pledge"), dated as of October 6, 1995, is executed by and among Ronald S. Haft ("Borrower"), and each Affiliate (defined below) in favor of Dart Group Corporation, a Delaware corporation ("Lender"), as collateral agent and bailee (in such capacity, "Collateral Agent") for Lender and Cabot-Morgan Real Estate Company, a Delaware corporation ("Cabot-Morgan"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Master Agreement (defined below) except that an "Event of Default" shall have the meaning set forth in the Promissory Notes (defined below). Borrower and the Affiliates are referred to herein individually as "Pledgor" and collectively as "Pledgors."

                                  WITNESSETH:


                 WHEREAS, Lender and Borrower are adverse parties in the lawsuits captioned, Ronald S. Haft v. Dart Group Corporation, Delaware Chancery Court, CA-13736 and Alan R. Kahn and the Tudor Trust v. Herbert Haft, Del. Ch. C.A. No. 13154 and, simultaneously with the execution and delivery of this Pledge, have entered into that certain Settlement Agreement of even date herewith pursuant to which Lender and Borrower have agreed to settle such lawsuits on the terms, and subject to the conditions, set forth therein (the "Settlement Agreement");

                 WHEREAS, in connection with the Settlement Agreement Borrower, Lender and certain of their respective affiliates have entered into certain other agreements and documents, including the Real Estate Master Agreement of even date herewith among Borrower, Lender and Cabot-Morgan (the "Master Agreement") and this Pledge, which, together with the Settlement Agreement are collectively referred to herein as the "Settlement Documents" (as such term is defined in the Master Agreement);

                 WHEREAS, on the date hereof, Lender has made certain loans to Borrower and Borrower has executed and delivered to Lender the $37 Million Note, the $27.4 Million Note and the $11.6 Million Note (as such terms are defined in the Settlement Agreement; collectively, the "Promissory Notes") to evidence such loans;

                 WHEREAS, Borrower owns a general and/or limited partner interest in each of (i) Combined Properties/Greenway Center Limited Partnership, a District of Columbia limited partnership ("CP/Greenway"), (ii) Combined Properties/Briggs Chaney Plaza Limited Partnership, a District of Columbia limited partnership ("CP/Briggs Chaney"), (iii) CP/Greenbriar Retail Investments Limited Partnership, a Virginia limited partnership ("CP/Greenbriar Retail"), (iv) CP/Greenbriar Office Investments Limited Partnership, a Virginia limited partnership ("CP/Greenbriar Office"), and (v) CP/Bull Run Limited


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Partnership, a Maryland limited partnership ("CP/Bull Run"), (collectively, the
"Partnerships");

                 WHEREAS, each Partnership owns a general partner interest in the Joint Venture set forth below having the most similar name: (i) CM/CP Greenway Center Joint Venture, a Delaware general partnership, (ii) CM/CP Briggs Chaney Plaza Joint Venture, a Delaware general partnership, (iii) CM/CP Greenbriar Retail Joint Venture, a Delaware general partnership, (iv) CM/CP Greenbriar Office Joint Venture, a Delaware general partnership, and (v) CM/CP Bull Run Joint Venture, a Delaware general partnership, (collectively, the "Joint Ventures");

                 WHEREAS, CM/CP Greenbriar Retail Joint Venture, a Delaware general partnership, and CM/CP Greenbriar Office Joint Venture, a Delaware general partnership (collectively, the "Greenbriar Upper Tier Partnerships") own general partner interests in, respectively, Combined Properties/Greenbriar Limited Partnership, a District of Columbia limited partnership, and Combined Properties/Greenbriar Office Limited Partnership, a District of Columbia limited partnership (collectively, the "Greenbriar Property Partnerships");

                 WHEREAS, Borrower is the Manager of and owns all the membership interests in JV Management, L.L.C., a Delaware limited liability company ("JV Management"), which owns all of the general partner interests in each of the Joint Ventures which are not owned by the Partnerships or Cabot-Morgan;

                 WHEREAS, the following entities, owned, directly or indirectly, by Borrower, own all of the general and limited partnership interests in each of the Partnerships that are not owned directly by Borrower:
(i) CP Properties Holdings Limited Partnership, a Delaware limited partnership ("CP Holdings"), owns: (A) a 66-2/3% limited partnership interest in CP/Greenway, (B) a 66% limited partnership interest in CP/Greenbriar Retail, and (C) a 66% limited partnership interest in CP/Greenbriar Office; (ii) CP Holdings MD, Inc., a Virginia corporation, owns a 1% limited partnership interest in CP/Briggs Chaney; (iii) HCP Partner MD, Inc., a Delaware corporation, owns a 1% limited partnership interest in CP/Briggs Chaney; and
(iv) Bull Run, Inc., a Maryland corporation, owns a 1.94% general partnership interest in CP/Bull Run (collectively, the "Affiliates"); and

                 WHEREAS, Lender and Cabot-Morgan have required, as a condition to entering into the Settlement Documents and as a condition of Lender making the loans evidenced by the Promissory Notes, that Borrower and each other Pledgor execute and deliver this Pledge.

                 NOW, THEREFORE, for and in consideration of Lender and Cabot-Morgan entering into the Settlement Documents and Lender making the loans evidenced by the Promissory Notes, and for other good and valuable consideration, the receipt and sufficiency of





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which are hereby acknowledged, Collateral Agent and each Pledgor hereby agree as follows:

                 1. Pledge and Assignment. Each Pledgor hereby pledges, grants and assigns to Collateral Agent, for the benefit of Lender and Cabot-Morgan, a security interest in the following (collectively, the "Pledged Collateral"):

                 (a) All of the right, title and interest of such Pledgor in, to and under such Pledgor's interest as a general or limited partner, as the case may be, in CP Holdings and each Partnership (CP Holdings and the Partnerships collectively referred to as the "Subject Partnerships") excluding the partnership interests owned by, respectively, Borrower and Bull Run Inc. which are being pledged pursuant to the Pledge of Undisputed Partnership Interests delivered pursuant to the Master Agreement; the "Undisputed Partnership Interests"), including, but not limited to:

                          (i) the profits and losses of the Subject
                 Partnerships and the rights, as a general or limited partner of any of the Subject Partnerships, as the case may be, to receive distributions of the assets of any of the Subject Partnerships, whether now existing or hereafter arising, whether arising under the terms of the respective partnership agreement of any of the Subject Partnerships (as any such agreement, heretofore or hereinafter may be amended, restated, supplemented or otherwise modified from time to time the "Organizational Agreements") or otherwise, or at law or in equity, and any and all proceeds therefrom (such now-owned member or partnership interests being identified on Exhibit A attached hereto and made a part hereof),

                          (ii) all options and warrants for the purchase of
                 partnership interests of any of the Subject Partnerships now or hereafter held in the name of such Pledgor (all of said member or partnership interests, options and warrants under clauses (i) and (ii) held in the name of any Pledgor, including as a result of the exercise of options or warrants, being hereinafter collectively referred to as the "Assigned Partner Interests"),

                          (iii) all dividends, distributions, cash, instruments
                 and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Assigned Partner Interests,

                          (iv) all voting rights of such Pledgor with respect
                 to any of the Subject Partnerships, now or hereafter acquired,





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                          (v) any other right or privilege that such Pledgor
                 presently has, is entitled to, may be entitled to, or shall acquire pursuant to the Organizational Agreements of any of the Subject Partnerships, or conferred by statute, law, rule, regulation, or decision, and

                          (vi) any other interest whatsoever of such Pledgor to
                 which such Pledgor is entitled as owner of member or partnership interests in any of the Subject Partnerships, whether now owned or hereafter acquired;

                 (b) All additional partnership interests of any of the Subject Partnerships from time to time acquired by Pledgor in any manner (any such additional member or partnership interests shall constitute part of the Assigned Partner Interests and Collateral Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional partnership interests);

                 (c)      The property and interests in property described in
         Section 5; and

                 (d)      All proceeds of the foregoing.

                 2. Security for Obligations. The Pledged Collateral secures the prompt payment, performance and observance of all present and future debts, obligations and liabilities of Borrower or any other obligor (including the Pledgors) under the Settlement Documents which is controlled by Borrower (collectively with Borrower, the "RSH Obligors") arising pursuant to, or on account of this Pledge, the Promissory Notes and the other Settlement Documents, including, without limitation, the obligations of the RSH Obligors to Cabot-Morgan, Lender (on its behalf and as agent and bailee for itself and Cabot-Morgan) and/or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan (i) to pay any indemnification obligation under this Pledge or any other Settlement Document, and any and all other sums due (including applicable interest thereon) at any time thereunder, (ii) to pay principal of, interest on, and all other amounts payable pursuant to, the Promissory Notes, including any amendment, extension or renewal thereof, or any exchange or substitution therefor, or (iii) to pay all other amounts, and perform, observe and comply with all of the terms, covenants and conditions which are to be performed, observed or complied with by the RSH Obligors under this Pledge, the Promissory Notes or any other Settlement Document (collectively, the "Obligations").

                 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral, if any, held by each Pledgor on the date hereof have herewith been delivered to Collateral Agent and any and all hereafter obtained or received by each Pledgor shall be delivered to Collateral Agent pursuant hereto. All certificates or instruments shall be in suitable form for transfer by delivery,





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or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent.

                 4. Registration and Acknowledgments. Each Pledgor who is a general partner of any of the Subject Partnerships hereby consents to the pledge and assignment under this Pledge of the Assigned Partner Interests in the Subject Partnerships, agrees to register in the books and records of any of the Subject Partnerships, as the case may be, the pledges of the Assigned Partner Interests to Collateral Agent. Each Pledgor, as a limited partner and/or general partner in one or more of the Subject Partnerships, does hereby acknowledge and agree that upon notice by Collateral Agent to any of the Subject Partnerships, as the case may be, that an Event of Default has occurred and is continuing, Collateral Agent or its designee shall be treated as an "assignee" for all purposes under the Organizational Agreement of any of the Subject Partnerships, as the case may be.

                 5. Pledged Collateral Adjustments. If, during the term of this Pledge:

                 (a) Any reclassification, readjustment or other change is declared or made in the member or partnership structure of any of the Subject Partnerships, or any option or warrant included within the Pledged Collateral is exercised, or both, or

                 (b) Any subscription, warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional member or partnership interests, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by Collateral Agent under the terms of this Pledge and shall constitute Pledged Collateral hereunder.

                 6.       Subsequent Changes Affecting Pledged Collateral.
Each Pledgor represents and warrants that such Pledgor has independently made arrangements for keeping such Pledgor informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of distributions, reorganization or other exchanges, offers to purchase and voting rights), and such Pledgor agrees that none of Collateral Agent, Lender or Cabot-Morgan shall have any obligation to inform such Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. Collateral Agent may, at any time in its discretion and without notice, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, Collateral Agent may at any time exchange certificates or instruments representing or evidencing any





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Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 7. Representations and Warranties. Borrower represents and warrants to Collateral Agent, Lender and Cabot-Morgan as follows with respect to each Pledgor (including Borrower) and each other Pledgor represents and warrants to Collateral Agent, Lender, and Cabot-Morgan as follows:

                 (a) Subject to the claims asserted in the action set forth on Schedule 7(i), such Pledgor is the sole legal and beneficial owner of the issued and outstanding partnership interests of any of the Subject Partnerships, as set forth in Exhibit A hereto, free and clear of any lien, security interest, pledge, hypothecation, claim, charge, tax assessment, encumbrance or other restriction of any kind or character ("Lien") except for the Lien created by this Pledge and the Escrow Agreement and the Pledged Collateral constitutes 100% of such Pledgor's interests in the Subject Partnerships, other than the Undisputed Partnership Interests;

                 (b) Subject to the claims asserted in the action set forth on Schedule 7(i), such Pledgor has full power and authority to enter into this Pledge and the Escrow Agreement;

                 (c) Subject to the claims asserted in the action set forth on Schedule 7(i), there are no restrictions upon the voting rights associated with, or upon the transfer of, or upon the grant of Lien on, any of the Pledged Collateral;

                 (d) Subject to the claims asserted in the action set forth on Schedule 7(i), such Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral and pledge and assign such Pledgor's interest in the RSH Escrow Account, in each case free of any Liens, without the necessity of obtaining any consents or authorizations from any third parties;

                 (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge and assignment of the Pledged Collateral pursuant to this Pledge or the pledge and assignment of the RSH Escrow Account pursuant to the Escrow Agreement or for the execution, delivery or performance of this Pledge and the Escrow Agreement by such Pledgor or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Pledge or the remedies in respect of the Pledged Collateral pursuant to this Pledge (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally) and the Escrow Agreement;





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                 (f)      Subject to the claims asserted in the action set
         forth on Schedule 7(i), the pledge and assignment of the Pledged Collateral pursuant to this Pledge and the pledge and assignment of such Pledgor's interest in the RSH Escrow Account pursuant to the Escrow Agreement each creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of Collateral Agent, for the benefit of Lender and Cabot-Morgan, securing the payment and performance of the Obligations;

                 (g) Exhibit B sets forth a complete list of the Organizational Agreements of each Pledgor (other than Borrower) and each Pledgor (other than Borrower) has delivered true and complete copies of its Organizational Agreements to the Dart Parties. Each Organizational Agreement to which such Pledgor is a party, has been duly and validly authorized, executed and delivered by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' right generally and except as to limitations under general equitable principles on the availability of specific relief;

                 (h) Subject to the claims asserted in the action set forth on Schedule 7(i), each of this Pledge and the Escrow Agreement has been duly and validly authorized, executed and delivered by and on behalf of such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' right generally and except as to limitations under general equitable principles on the availability of specific relief;

                 (i) Except as described in Schedule 7(i), (a) there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of such Pledgor, threatened against such Pledgor, or any other party, or involving or which affect or could affect any of the Properties which such Pledgor, directly or indirectly, owns or any direct or indirect interest of such Pledgor in the Subject Partnerships, in any respect, or which relate to any of the transactions contemplated by this Pledge or the other Settlement Documents and which, if successful, could restrain or prohibit the consummation of such transactions, and (b) none of such Pledgor, any of the Properties or Subject Partnerships in which such Pledgor owns a direct or indirect interest or any such interest, is subject to any order, judgment, writ, decree, decision or award that affects or could affect in any respect such Pledgor, any





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         such Properties or Subject Partnership or any interest of such Pledgor therein;

                 (j) Such Pledgor (other than Borrower) (i) is a limited liability company, partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of such Pledgor's business requires such Pledgor to be so qualified, except where the failure to so qualify would not have a material and adverse effect on the financial condition of such Pledgor, and (iii) has all requisite power and authority to own, operate and encumber such Pledgor's property and assets and to conduct such Pledgor's business as presently conducted;

                 (k) The execution, delivery and performance of this Pledge and the Escrow Agreement by such Pledgor does not violate (i) any charter or organizational agreement (including the Organizational Agreements) or instrument or any indenture, mortgage, or any other agreement to which such Pledgor is a party or by which any of such Pledgor's properties or assets may be bound; or (ii) subject to the claims asserted in the action set forth on Schedule 7(i), any restriction on the transfer or encumbrance of such Pledged Collateral;

                 (l) Borrower is the sole general partner of CP/Greenway and CP/Briggs Chaney and Borrower, directly or indirectly, controls CP/Greenbriar Office, Inc., CP/Greenbriar Retail, Inc. and Bull Run, Inc., (collectively with Borrower, the "Joint Venture General Partners") which are the sole general partners of, respectively, CP/Greenbriar Office, CP/Greenbriar Retail and CP/Bull Run;

                 (m) The Subject Partnerships in which such Pledgor holds any direct or indirect interest have no debts or liabilities other than indebtedness under the Underlying Loan Documents in the outstanding amount set forth on Schedule 7(m), their guaranties of RSH's and Herbert H. Haft's obligations as indemnitors of Gloria, Linda and Robert Haft under that certain Indemnification Agreement dated as of July 31, 1994 (the "Haft Family Indemnification Agreement"), and those incurred prior to the date hereof in the ordinary course of business. Except as noted on Schedule 7(m), the indebtedness evidenced by the Underlying Loan Documents and all of such other obligations are in good standing and no situation exists or, with the passage of time or the giving of notice (or both) could exist, which would constitute a default thereunder or cause the acceleration thereof. Borrower has delivered to Collateral Agent true, accurate and complete copies of the Underlying





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         Loan Documents and of the Haft Family Indemnification Agreement;

                 (n) Except for any Lien granted under the Settlement Documents or the Underlying Loan Documents (as described in Schedule 7(m)), the Properties in which such Pledgor holds any direct or indirect interest are free and clear of any and all Liens (other than such Liens, if any, which may have been placed on the Properties by action of Cabot-Morgan as a general partner of the Joint Ventures of which Pledgor has no knowledge as of the date hereof), and to the best of Pledgor's knowledge, there are no claims which could result in a Lien of any kind thereon;

                 (o) With respect to each Partnership (or its respective predecessors-in-interest) in which such Pledgor holds any direct interest, such Partnership has made all capital contributions to the Joint Venture in which such Partnership is a partner required of it and has received all distributions to which it is entitled. Each Pledgor (or its respective predecessors-in-interest) which holds a direct interest in any Partnership has made all capital contributions to such Partnership required of such Pledgor and has received all distributions to which such Pledgor is entitled. No Pledgor has made any loan to or otherwise advanced any money to or on behalf of any Joint Venture, Greenbriar Property Partnership or Partnership. Each Joint Venture has on or before the date hereof distributed to the partners in such Joint Venture all "Operating Cash Flow", "Capital Cash Flow " or "Distributable Cash Flow" (as such terms are defined in the respective Joint Venture Agreements as in effect prior to the consummation of the transactions contemplated by this Agreement) as determined as of September 30, 1995;

                 (p) Except as set forth in Schedule 7(p), such Pledgor does not have any liabilities, obligations or commitments, including, without limitation, those for taxes of any kind, which, if adversely determined or not discharged or performed by such Pledgor, will create any Lien in or against any of the Properties, any of the Subject Partnerships in which such Pledgor holds any direct or indirect interest, or any direct or indirect interest of such Pledgor therein. To the best knowledge of such Pledgor there is no liability, commitment or obligation of such Pledgor or any Property or any of the Subject Partnerships in which such Pledgor holds any direct or indirect interest which is not disclosed in this Agreement or the Schedules hereto, which liability, commitment or obligation could have a material adverse effect on the value of the Properties, any Subject Partnership or any interest of such Pledgor therein;

                 (q) To the best knowledge of such Pledgor there is no event or condition affecting any of the Properties, Joint





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         Ventures or Greenbriar Property Partnerships, which, if included the assumptions and facts set forth in the appraisals identified on
         Schedule 7(q), could have a material adverse effect on the valuation of the Properties set forth in such appraisals;

provided, however, that the representations set forth in this Section are subject to the limitation that they do not address whether, in executing and delivering this Pledge, any Pledgor has acted within its respective fiduciary responsibility to other partners of any Subject Partnership.

                 8. Voting Rights. During the term of this Pledge, and except as provided in this Section 8, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral on all partnership questions, as the case may be, in a manner not inconsistent with the terms of this Pledge, the Promissory Notes and the other Settlement Documents. After the occurrence of an Event of Default, Collateral Agent may, at Collateral Agent's sole option and following written notice from Collateral Agent to such Pledgor, exercise all voting and other consensual rights pertaining to the Pledged Collateral, including the right to take action by consent of partners.

                 9.       Dividends and Other Distributions.  (a) Subject to
Section 9(b) and so long as no Event of Default shall have occurred:

                 (i) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and distributions paid in respect of the Pledged Collateral; provided, however, that any and all dividends, interest and distributions paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral shall be Pledged Collateral, and shall be forthwith delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by such Pledgor, be received in trust for Collateral Agent, be segregated from the other property or funds of such Pledgor, and shall be paid over or delivered immediately to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements); and

                 (ii) Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends, distributions or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

                 (b) Notwithstanding the provisions of Section 9(a) and subject to the limitations set forth below, Collateral Agent





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shall at all times have the sole right to receive and retain any and all dividends, interest and distributions paid in respect of the Pledged Collateral which, directly or indirectly, constitute dividends, interest and distributions from the Joint Ventures to the Partnerships, paid pursuant to Sections 3.06 and/or 8.02 of the respective Amended and Restated Joint Venture Agreements of the Joint Ventures. All dividends, interest and distributions received by any Pledgor contrary to the provisions of this Section 9(b), shall be received in trust for Collateral Agent, be segregated from the other property or funds of such Pledgor, and shall be paid over or delivered immediately to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

                 The foregoing obligation shall apply to any funds which are directly or indirectly receivable by any RSH Obligor upon any sale of any Joint Venture or Property which occurs after at least any two of the Joint Ventures or Properties have been sold (including that such obligation applies to any group or series of sales after which the number of Joint Ventures or Properties sold would exceed two). Upon any such sale the Pledgor or Pledgors entitled to receive distributions or sale proceeds shall pay into the RSH Escrow Account the portion of the funds receivable by such Pledgor or Pledgors that is equal to the product of $5.0 million multiplied by the quotient of the Stipulated Value (as defined in Exhibit K to the Master Agreement) with respect to the Joint Venture or Property being sold divided by the Stipulated Value of the Joint Ventures or Properties not yet sold (including any Joint Venture or Property then being sold) multiplied by ten percent (10%); provided, however, that upon the sale of the last Property to be sold the Pledgor or Pledgors entitled to receive distributions or sale proceeds shall pay into the RSH Escrow Account such amount as is necessary so that the aggregate proceeds deposited into the RSH Escrow Account is at least $5.0 million; provided, further, that in the event the pledge pursuant to the Pledge Agreements by any RSH Obligor shall become wholly or partially invalid or unenforceable, upon the sale of any Joint Venture or Property, the Pledgors entitled to receive distributions or sale proceeds as a consequence of any such sale shall deposit all such distributions or sales proceeds into the RSH Escrow Account until the aggregate proceeds deposited into the RSH Escrow Account is at least $5.0 million (taking into account, if applicable, reductions in the amount on deposit as a consequence of any refund or repayment arising in connection with any invalidation or unenforceability).

                 Subject to the second proviso of the second sentence of the immediately preceding paragraph, the obligations of the Pledgors to make payments into the RSH Escrow Account pursuant to this Section 9(b) shall be limited to a cumulative $5.0 million and the obligation to make such payments shall terminate on the earlier to occur of (i) such time as the cumulative distributions deposited into the RSH Escrow Account equal $5.0 million, (ii) the date on which the Reserved Obligation described under Section 4.1(a)(iv) of the Master Agreement shall cease in its entirety to





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
be a Reserved Obligation pursuant to Section 4.1(b)(iv) of the Master Agreement and (iii) the date on which the Escrow Funds, plus Attributed Interest (as defined below) exceeds the sum of the aggregate amount of (A) the Reserved Obligations and (B) the Warehouse Reserve. For purposes of this Section 9(b) "Attributed Interest" shall mean a projected amount of interest which would accrue at a simple rate of interest of 6.0% per annum on (i) the Escrow Funds in the C-M Escrow Account from the date of calculation through the Termination Date and (ii) the Escrow Funds in the RSH Escrow Account from the date of calculation through the date which is 30 months after the date of calculation. The calculation of the amount of the Retained Distributions, Escrow Funds, the Reserved Obligations and the Attributed Interest shall be determined as provided in Section 11.2 of the Master Agreement.

                 Each Pledgor hereby notifies the general partner of each Subject Partnership in which such Pledgor holds an interest to pay such dividends, interests and distributions directly to the RSH Escrow Account in accordance with this Pledge. The general partner of each Subject Partnership hereby consents and agrees to make such payments in accordance with this Pledge.

                 (c) Notwithstanding any other provision of this Section 9, (A) after the occurrence of an Event of Default or (B) upon any Revocation Closing (as defined in the Settlement Agreement) pursuant to Section 1.5 of the Settlement Agreement:

                 (i) All rights of any Pledgor to receive the dividends, interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall cease, and all such rights shall thereupon become vested in Collateral Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest payments and other distributions, and any funds so received following a Revocation Closing shall be immediately applied to the prepayment of the $37 Million Note, and upon payment in full thereof, prepayment of the $11.6 Million Note;

                 (ii) All dividends, interest payments and other distributions which are received by any Pledgor contrary to the provisions of Section 9(c)(i) shall be received in trust for Collateral Agent, shall be segregated from other funds of such Pledgor and shall be paid over or delivered immediately to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements); and

                (iii) Each Pledgor shall, upon the request of Collateral Agent, at such Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such assignment of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

         Each Pledgor will reimburse Collateral Agent for all expenses incurred by Collateral Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing.

                 10. Other Covenants. (a) Transfers and Other Liens. Each Pledgor agrees that, other than the Lien created hereby, such Pledgor will not (i) sell, assign, transfer, pledge or otherwise dispose of or encumber, or grant any option with respect to, all or any portion of the Pledged Collateral without the prior written consent of Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien under this Pledge or (iii) consent or approve the creation of any other Manager or Member interest in any Subject Partnership or any other partnership interest in any Subject Partnership. The Joint Venture General Partners shall at all times remain the sole general partners of the Joint Ventures.

                 (b) Further Assurances of Title. Each Pledgor shall defend the title to the Pledged Collateral against all natural persons, partnerships, limited liability companies, corporations, joint ventures, trusts, estates, joint-stock companies, unincorporated organizations or governments or any agencies or political subdivisions thereof (a "Person") and shall, upon request of Collateral Agent (i) furnish further assurance of title, and (ii) execute and deliver to Collateral Agent, in form satisfactory to Collateral Agent, any financing or continuation statement as Collateral Agent may reasonably request in order to perfect, preserve, maintain or continue perfected the Lien created hereunder or its priority.

                 (c) Preservation of Existence. Each Pledgor shall perform and observe all of the terms of the Organizational Agreements required on the part of such Pledgor to be performed or observed. No Pledgor shall consent to any modification or amendment thereof without the prior written approval of Collateral Agent. No Pledgor shall take, or shall permit to be done, any act which might result in the termination, dissolution, liquidation, merger or consolidation of such Pledgor or any of the Subject Partnerships.

                 (d)      Indebtedness; Contingent Liabilities.

                                  (i)      Each Pledgor covenants that it will
         insure that none of any Joint Venture, Partnership or Greenbriar Property Partnership, directly or indirectly (A) incur, assume or suffer to exist any Indebtedness (hereinafter defined) other than Indebtedness existing as of the date hereof and renewals, extensions and replacements thereof not exceeding the outstanding principal balance of any such Indebtedness on the date hereof, (B) enter into any operating guarantee, equity investment, commitment or other instrument, document or obligation which creates any contingent liability, (C) make any loan or advance or extend credit to any Person or (D) permit any Lien to exist on any Property other than Liens securing Indebtedness permitted by clause (A) above.

                                  (ii)     For purposes of this Pledge,
         "Indebtedness" shall mean at any time (A) indebtedness of any Person for borrowed money or for the deferred purchase price of property or services purchased (other than amounts constituting accrued expenses, trade payables (payable within 90 days) and incidental debt arising in the ordinary course of business), (B) obligations of any Person in respect of letters of credit, acceptance facilities or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (C) deferred payment obligations of any Person resulting from the adjudication or settlement of any claim or litigation, and (D) indebtedness of others of the type described in clauses (A), (B) and (C) above which any Person has (1) directly or indirectly assumed from another Person, or guarantied, or (2) secured by a lien on the assets of any such Person, whether or not such Person, has assumed such indebtedness.

                 (e) Changes in Business. No Subject Partnership shall alter the nature of their respective businesses in any material respect without the prior written consent of Lender.

                 (f) Consolidation, Merger, Sale or Purchase of Assets. Except as otherwise permitted by the provisions of this Section 10(f), without the prior written consent of Collateral Agent, which consent may be granted or withheld in the sole and absolute discretion of Collateral Agent, no Pledgor, nor any of Subject Partnership (in one transaction or series of transactions) shall (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) sell or otherwise dispose of all or any part of its property or assets, (iv) purchase, lease or otherwise acquire all or any part of the property or assets of any Person if such purchase, lease or other acquisition would violate the provisions of Section 10(d), or (v) agree to do or suffer any of the foregoing. Notwithstanding the foregoing, the Joint Ventures (other than the Greenbriar Upper Tier Partnerships) and the Greenbriar Property Partnerships shall have the right to sell, in the ordinary course of business, furniture and equipment (other than equipment integral to their respective businesses) and shall be permitted to sell the respective Properties which they own if such sale shall have been consented to, or initiated by, Cabot-Morgan in accordance with the provisions of the respective Joint Venture Agreements.

                 (g) Taxes and Charges. Each Pledgor shall duly pay and discharge as to itself, and cause to be paid and discharged as to each Subject Partnership, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges imposed upon any such

Pledgor and any such Person in which such Pledgor directly or indirectly owns an interest, or their respective properties, sales and activities or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any other property of such Pledgor and any such Person in which such Pledgor directly or indirectly owns an interest.

                 (h) Maintenance of Licenses. Each Pledgor will insure that such Pledgor and the Subject Partnerships maintain all licenses, permits, charters and registrations which are material to the conduct of their respective businesses.

                 (i) Insurance. Each Pledgor shall insure that the Joint Ventures which own Properties and the Greenbriar Property Partnerships shall maintain in full force and effect at all times such insurance as is in place on the date hereof on substantially similar terms and amounts and such other insurance, if any, as may be required from time to time pursuant to the Joint Venture Agreements.

                 11. Remedies. (a) Collateral Agent shall have, in addition to any other rights given under this Pledge or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of Delaware. In addition, after the occurrence of an Event of Default, Collateral Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of Collateral Agent or which Collateral Agent shall otherwise have the ability to transfer under applicable law, Collateral Agent may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Lender or Cabot-Morgan may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale.

                 Notwithstanding any other rights or remedies of Collateral Agent, Lender and Cabot-Morgan in view of the fact that the Pledged Collateral represents an indirect interest in the Properties and that the ability to sell the Pledged Collateral is limited without the right to sell the Properties, the Pledgors hereby acknowledge and agree that in addition to any other right and remedy, Collateral Agent, in its sole discretion, may exercise the voting rights granted under Section 8 and with the consent of the other partners in the Joint Venture, may cause the sale of the Properties as provided in Section 4.04 of the respective Joint Venture Agreements.

                 Each Pledgor agrees to pay to Collateral Agent, Lender and Cabot-Morgan all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with Section 11(f) and each Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

                 (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Collateral Agent will give each Pledgor which owns Pledged Collateral that is to be sold reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor at least five (5) Business Days before the time of the sale or disposition; provided, however, that Collateral Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                 (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that after the occurrence of an Event of Default, Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If Collateral Agent solicits such offers from not less than three (3) such investors, then the acceptance by Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that Collateral Agent solicit offers from three or more investors in order for the sale to be commercially reasonable.

                 (d) Each right, power and remedy of Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee, or escrow agent acting on behalf of Lender or Cabot-Morgan provided for in this Pledge, the Promissory Notes or any other Settlement Document, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge, the Promissory Notes or in any of the other Settlement Documents, or now or hereafter existing at law or in equity, by statute or otherwise. The exercise or the beginning of the exercise by Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee, or escrow agent acting on behalf of Lender or Cabot-Morgan of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any of them of any or all such other rights, powers or remedies. Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee, or escrow agent acting on behalf of Lender or Cabot-Morgan may exercise any such right, power or remedy against any or all of the Pledgors or the Subject Partnerships without exercising such rights, powers or remedies against any other Pledgor, all of Pledgors or any or all of the Subject Partnerships.

                 (e) Each Pledgor hereby agrees that after the occurrence of an Event of Default, Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan may proceed to foreclose the security interest in, or exercise its rights against, any or all collateral which it may hold as a security for repayment of the Obligations in such order, and at such times as Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan may elect in its sole discretion.
No such action shall be deemed to release, relinquish, alter or impair any rights of Collateral Agent, Lender or Cabot-Morgan hereunder. Each Pledgor hereby waives all rights which such Pledgor may have under the doctrines of marshalling of assets or marshalling of Liens.

                 (f) Upon the occurrence of any Event of Default and the sale of any or all of the Pledged Collateral, the proceeds from such sale shall be applied by Collateral Agent as follows:

                          First:  to payment of the costs and expenses of such
sale, including the expenses of Collateral Agent and the fees and expenses of counsel employed in connection therewith;

                          Second:  to the payment of the Obligations in such
order as Collateral Agent shall determine;

                          Third:  to the payment of any other amounts required
by applicable law;

                          Fourth:  the balance, if any, of such proceeds shall
be paid to the Pledgor who owns the Pledged Collateral so sold, such Pledgor's successor and assigns, or as a court of competent jurisdiction may direct.

                 (g) In addition, notwithstanding any other provision of this Section 11, Lender hereby agrees that if each Pledgor, promptly after the occurrence of an Event of Default, delivers written notice to Borrower that they authorize Lender to forebear, for a specified period not in excess of six months, the exercise of any remedy to sell the Pledged Collateral, Lender will not initiate any public or private sale of the Assigned Partner Interests during such period; provided, that at the end of any specified period the Pledgors may extend such forbearance for one additional period not to exceed six months.

                 12. Prospective Economic Benefits; Limits on Pledge and Assignment. (a) In addition to any other rights granted under this Pledge, each Pledgor covenants to deliver to the RSH Escrow Account dividends, interest and distributions and other payments of any sort whatsoever constituting Pledged Collateral which any such Pledgor may hereafter derive, directly or indirectly, from distributions paid from the Joint Ventures to the Partnerships in such amounts, and when and to the extent required to be paid to the RSH Escrow Account pursuant to Section 9(b) (the "Prospective Economic Benefits").

                 (b) It is intended that the assignments and security interests created under the Escrow Agreement and this Pledge are pledges of general intangibles governed by Section 9-318 of the Uniform Commercial Code, as adopted in any jurisdiction relevant to this Agreement. However, if and to the extent the provisions of the Escrow Agreement or this Pledge would allow any other partner in any Subject Partnership to invoke a right of first offer or first refusal with respect to any such interest and such other partner indicates a desire to do so, then, without further action by the parties hereto, the provisions of the Escrow Agreement and this Pledge shall be suspended immediately with respect to such interest, and, if necessary, shall become null and void, with respect to such interest until such time, if any, as such right of first offer or first refusal is no longer applicable or waived.

                 13. Security Interest Absolute. All rights of Collateral Agent, Lender and Cabot-Morgan and security interests created hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

                 (i) Any lack of validity or enforceability of this Pledge, the Promissory Notes or any other Settlement Document;

                 (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Promissory Notes or any other Obligation, or any other amendment or waiver of or any consent to any departure from this Pledge, the Promissory Notes or any other Settlement Document;

             (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Obligations; or

                 (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or of this Pledge, the Promissory Notes or any other Settlement Document.

                 14. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints Collateral Agent Pledgor's attorney-in-fact, with full authority, in the name of Pledgor or otherwise, after the occurrence of an Event of Default, from time to time in Collateral Agent's sole discretion, to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge, including, without limitation, to receive, endorse and collect all instruments made payable to any Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of any of the Subject Partnerships to the name of Collateral Agent or Collateral Agent's nominee.

                 15. Consent of Pledgors and Partnerships. By execution of this Pledge, each Pledgor hereby consents and agrees to all of the terms, conditions and provisions hereof and waives and relinquishes any and all rights which it may have with respect to the collateral pledged under this or any other Pledge Agreement, whether pursuant to any and all Organizational Agreements or otherwise.

                 16. Duty of Care. None of Collateral Agent, Lender or Cabot-Morgan shall be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with Collateral Agent's, Lender's or Cabot-Morgan's (i) gross negligence or willful misconduct or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in Collateral Agent's possession. Without limiting the generality of the foregoing, none of Collateral Agent, Lender or Cabot-Morgan shall be under any obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Obligations secured hereby.

                 17. Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed given if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by facsimile (answerback required) at the address of Borrower (for notices addressed to Borrower and each other Pledgor) and at the address of Collateral Agent (for notices to Collateral Agent, Lender and Cabot-Morgan), each as specified from time to time in accordance with the Promissory Note.

                 18. Indemnity and Expenses. (a) Each Pledgor agrees to indemnify Collateral Agent, Lender and Cabot-Morgan from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Pledge (including, without limitation, enforcement of this Pledge), except claims, losses or liabilities resulting from Collateral Agent's, Lender's or Cabot-Morgan's gross negligence or willful misconduct.

                 (b) Each Pledgor will upon demand pay to Collateral Agent, Lender and Cabot-Morgan the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which any of them may incur in connection with (i) the administration of this Pledge, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent, Lender and Cabot-Morgan hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

                 19. Specific Performance. Each Pledgor acknowledges and agrees that in the event of any breach of this Pledge, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages.
It is accordingly agreed that Collateral Agent, Lender and Cabot-Morgan, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance (including temporary restraining orders) of this Pledge in any action instituted in the Delaware Court of Chancery or the United States District Court for the District of Delaware, or, in the event neither of said courts would have jurisdiction over such action, in any court of the United States or any state having subject matter jurisdiction. Each Pledgor consents to personal jurisdiction in any such action brought in the Delaware Court of Chancery or the United States District Court for the District of Delaware.

                 20. Term. This Pledge shall remain in full force and effect until the first to occur of: (i) the date on which the Obligations shall have been fully and indefeasibly paid in cash and (ii) the date on which all the Properties shall have been sold and the distributions related thereto shall have been distributed in accordance with Section 9. Notwithstanding the foregoing, upon the sale of any Property, the pledge by any

Pledgor hereunder of any interests in any Subject Partnership which directly or indirectly owns an interest in such Property shall be released to the extent of such interests upon the sale of such Property; provided, however that the pledge by any such Pledgor of interests in any Subject Partnership which directly or indirectly own interests in any other Property shall remain in full force and effect; provided, further, that no release shall relieve any Pledgor of the obligation, if any at such time, to deposit funds representing the proceeds of the sale of a Property into the RSH Escrow Account pursuant to
Section 9 or 12. Upon the termination of this Pledge as provided above (other than as a result of the sale of the Pledged Collateral), Collateral Agent will release the security interest created hereunder. This Pledge shall continue in effect notwithstanding the occurrence of any Revocation Closing (as defined in the Settlement Agreement) pursuant to Section 1.5 of the Settlement Agreement.

                 21. Cross Default. The Settlement Agreement, this Pledge and other Settlement Documents constitute one integrated whole. Each Pledgor acknowledges and agrees that a material breach under any of the Settlement Documents by Borrower or any other RSH Obligor (including any Pledgor) shall constitute a material breach under each other Settlement Document including this Pledge. Lender and Cabot-Morgan each acknowledges and agrees that a material breach under any of the Settlement Documents by Lender, Cabot-Morgan or any Person controlled by Lender shall constitute a material breach under each other Settlement Document including this Pledge.

                 22. Reinstatement; Liens. This Pledge and the Obligations and Liens hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations by Borrower or any other RSH Obligor, or any part thereof (including the receipt of any collateral or proceeds thereof), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. No Pledgor shall contest or support any other Person in contesting, in any actions or proceedings, the priority or validity of any Lien or other claim in any collateral or other interest granted under any Settlement Document by Borrower, or any other RSH Obligor (including any Pledgor) controlled by Borrower to Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan.

                 23. Further Assurances. Each Pledgor agrees that Pledgor will cooperate with Collateral Agent, Lender and Cabot-Morgan and will execute and deliver, or cause to be executed and delivered, all such other powers, proxies, instruments, agreements and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as Collateral Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge.

                 24. Survival of Representations and Warranties. The covenants, agreements, representations and warranties of the parties hereto made in this Pledge shall survive the closing of the transactions contemplated hereby.

                 25. Successors and Assigns. This Pledge shall be binding upon and inure to the benefit of each Pledgor, Collateral Agent, Lender, Cabot-Morgan and their respective heirs, executors, administrators, successors (including any representative, executor or administrator of Borrower's estate) and assigns. Each Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for any Pledgor.

                 26. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge nor consent to any departure by any Pledgor from this Pledge, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 27. Exhibits and Schedules. The Exhibits and Schedules attached to this Pledge are incorporated herein and shall be part of this Pledge for all purposes.

                 28. Section Headings. The section headings herein, and the headings in the Exhibits and Schedules hereto, are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Pledge. Unless otherwise specified, references in this Agreement to Sections, Exhibits or Schedules are references to Sections of, or Exhibits or Schedules to, this Pledge.

                 29. Definitions. The singular shall include the plural and vice versa as the context may require. Notwithstanding a Revocation Closing (as defined in the Settlement Agreement) pursuant to Section 1.5 of the Settlement Agreement, terms defined herein by reference to agreements which do not survive the Revocation Closing shall continue to have the meanings ascribed to such terms in such agreements.

                 30. Entire Agreement. This Pledge (including the Exhibits and Schedules hereto) and the other Settlement Documents set forth the entire understanding of the parties hereto and supersede all prior agreements between them with respect to the subject matter hereof and all prior negotiations between the parties are merged in this Pledge and the other Settlement Documents, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth.

                 31. Severability. If this Pledge or any other Settlement Document or any one or more of the provisions contained in this Pledge or any other Settlement Document, should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired.

                 32. Governing Law. THIS PLEDGE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, EXCEPT WITH RESPECT TO THE PERFECTION OF SECURITY INTERESTS GRANTED UNDER THIS PLEDGE AS TO WHICH THE LAWS OF THE DISTRICT OF COLUMBIA SHALL APPLY.

                 33.      Consent to Jurisdiction, Waiver of Jury Trial.

         (a) EACH PLEDGOR, TO THE EXTENT THAT SUCH PLEDGOR MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF SUCH PLEDGOR'S OBLIGATIONS HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH PLEDGOR MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT SUCH PLEDGOR MAY LAWFULLY DO SO, EACH PLEDGOR CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PLEDGOR AS SPECIFIED PURSUANT TO SECTION
17. TO THE EXTENT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE WITH RESPECT TO SUCH PLEDGOR OR SUCH PLEDGOR'S PROPERTY, SUCH PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF SUCH PLEDGOR'S OBLIGATIONS UNDER THIS PLEDGE.

         (b) EACH PLEDGOR HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PLEDGE.

                 34. Execution in Counterparts. This Pledge may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                 IN WITNESS WHEREOF, Borrower, each other Pledgor and Collateral Agent have executed this Pledge as of the date first set forth above.

                                        BORROWER AND PLEDGOR:

                                        /s/ Ronald S. Haft
                                        ----------------------------------------
                                                    Ronald S. Haft

                                        ALL OTHER PLEDGORS:

                                        CP PROPERTIES HOLDINGS LIMITED
                                        PARTNERSHIP

                                        By: CP Properties Holdings, Inc.
                                            General Partner


                                        By: /s/ Ronald S. Haft
                                            ------------------------------------
                                            Ronald S. Haft
                                            President

                                        CP HOLDINGS MD, INC.


                                        By: /s/ Ronald S. Haft
                                            ------------------------------------
                                            Ronald S. Haft
                                            President

                                        HCP PARTNER MD, INC.


                                        By: /s/ Ronald S. Haft
                                            ------------------------------------
                                            Ronald S. Haft
                                            President

                                        BULL RUN, INC.


                                        By: /s/ Ronald S. Haft
                                            ------------------------------------
                                            Ronald S. Haft
                                            President

                                        COLLATERAL AGENT:

                                        DART GROUP CORPORATION, as Collateral
                                        Agent and Bailee for Dart Group
                                        Corporation and Cabot-Morgan Real
                                        Estate Company


                                        By: /s/ Robert A. Marmon
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT A

                    PLEDGE OF DISPUTED PARTNERSHIP INTERESTS


                                                                                       Percentage of
                                                                                        Outstanding
                                                                                      General/Limited
                                                                                        Partnership
                                                                                      Interests owned
Name of Pledgor                            Name of Partnership                          by Pledgor
---------------                            -------------------                        ---------------
Ronald S. Haft                      CP/Bull Run                                   33% (limited)
                                                                                  Limited
                                                                                  Partnership

                                    CP Properties Holdings
                                    Limited Partnership                           quitclaim

                                    Combined Properties/                          31.84% (limited)
                                    Brigs Chaney Plaza
                                    Limited Partnership

CP Properties                       Combined Properties/                          66.66% (limited)
Holdings Limited                    Greenway Center
Partnership                         Limited Partnership

                                    CP/Greenbriar                                 66% (limited)
                                    Office Investments
                                    Limited Partnership

                                    CP/Greenbriar                                 66% (limited)
                                    Retail Investments
                                    Limited Partnership

CP Holdings MD,                     Combined Properties/                           1% (limited)
Inc.                                Briggs Chaney Plaza
                                    Limited Partnership

HCP Partner MD,                     Combined Properties/                           1% (limited)
Inc.                                Briggs Chaney Plaza
                                    Limited Partnership

Bull Run, Inc.                      CP/Bull Run                                    1.94% (general)
                                    Limited Partnership